FOR IMMEDIATE RELEASE

THE CHILDRENS PLACE RETAIL STORES, INC. NAMES
RICHARD PARADISE SENIOR VICE PRESIDENT, FINANCE

Secaucus, New Jersey - November 21, 2007 - The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) today announced the appointment of Richard Paradise, 45, as Senior Vice President, Finance. It is expected that Mr. Paradise will assume the role of Chief Financial Officer as soon as the Company has filed its delinquent SEC financial reports. He will report directly to Susan Riley, Executive Vice President, Finance & Administration.

Mr. Paradise joins the Company with more than 20 years of finance experience. He most recently served at American Standard Companies, Inc. as Vice President and Chief Financial Officer of the Bath & Kitchen division, and prior to that as Corporate Vice President & Controller. Previously, Mr. Paradise held a number of senior financial positions with AlliedSignal Inc. (currently Honeywell International Inc.) including Director of Six Sigma and Credit & Collections; Manager of Financial Business Services; and Manager of Internal Reporting for EMS, a division of AlliedSignal. He began his career as an auditor with Price Waterhouse. Mr. Paradise earned his Bachelor of Arts from Rutgers College, holds an MBA from Rutgers Graduate School of Management, and is a Certified Public Accountant.

“Rich brings a solid track record of success in finance and we are very pleased he is joining our management team at this important time in the life of our Company,” said Ms. Riley. “With Rich’s significant operational and process experience, he will be instrumental in helping us streamline our business and drive efficiencies across the organization, consistent with our focus in these key areas.”

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children’s merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children’s Place” and licensed “Disney Store” brand names. As of November 3, 2007, the Company owned and operated 907 The Children’s Place stores and 328 Disney Stores in North America and its online stores at www.childrensplace.com and www.disneystore.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, as well as the risks and uncertainties relating to the Company's stock option granting practices and the completed investigation by the special committee of the Company's Board of Directors, the previously announced pending restatement of the Company's historical financial statements, the delays in filing the Company's periodic reports with the Securities and Exchange Commission, the pending NASDAQ proceedings regarding the Company's continued listing, the outcome of the informal investigation of the Company being conducted by the Securities and Exchange Commission, potential other governmental proceedings, the shareholder litigation commenced against the Company and certain of its officers and directors, and the potential impact of each of these matters on the Company. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.
CONTACT:	The Children’s Place Retail Stores, Inc.
Investors:	Heather Anthony, Senior Director, Investor Relations, 201/558-2865
Jane Singer, Investor Relations, 201/453-6955
Media:	Cara O’Brien/Leigh Parrish, FD, 212/850-5600
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